Exhibit 10.2
August 28, 2026
Taoufiq Boussaid
Re:    Transition Agreement and Release
Taoufiq:
This letter sets forth the substance of the Transition Agreement and Release (the “Agreement”) that Lucid USA, Inc. (the “Company”) is offering to you in conjunction with your employment transition.
1. SEPARATION DATE. Your last day of work with the Company will be December 31, 2026 (the “Separation Date”). On the Separation Date, the Company will pay you all accrued salary and vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of this Agreement.
2. CONSIDERATION.
2.1 CONSIDERATION FOR THIS AGREEMENT. Provided that you have not exercised any revocation rights as detailed below, and in exchange for the general and specific release of claims described in this Agreement, as of the Effective Date (defined below), and contingent upon (a) your providing satisfactory professional services until the Separation Date as described in this Section; and (b) your execution of the general and specific release in this Agreement; Lucid will provide you with the following consideration:
(a)Salary and Benefits: Beginning on August 31, 2026 you will remain on an unpaid administrative leave until the Effective Date of this Agreement. You will remain an at-will employee in the position of Senior Advisor, and you will receive a salary of $10,000 monthly (subject to standard payroll deductions and withholdings), elected benefits, and equity vesting through the Separation Date, provided you sign and do not revoke this Agreement within 28 days and you remain employed in good standing through your Separation Date.
(b)Neutral Reference: If contacted by a potential future employer regarding you, the Company agrees to only provide dates of employment and positions held. You agree to refer all such requests for information solely to the Company’s HR department.

Taoufiq Boussaid
August 28, 2026

(c)Continuing Work Obligations: To receive the foregoing consideration, you must remain employed in good standing with Lucid through the Separation Date. To be employed in good standing, you agree to cooperate with the Company in connection with any work- or other Company-related matter requested of you. Your cooperation shall include, without limitation, performing any workplace and other Company-related tasks deemed necessary by the Company, including making yourself available at the Company’s request and responding to all Company requests, through your Separation Date or an earlier date that you are released by the Company at its sole discretion. You are expected to comply with all Company policies and all agreements you have with the Company during this time. Further, you are required to not engage in any outside employment or engagement prior to the Separation Date which would conflict with your responsibilities or loyalty to the Company, including (i) not engaging in activities which would interfere with your ability to perform all duties required of you as an employee, (ii) not using any Company property, facilities, equipment, supplies, IT systems (such as computers, networks, email, telephones, or voicemail), time, trademarks, brand, or reputation in connection with any outside employment or engagement, (iii) at all times complying with Company policies regarding trade secrets, confidentiality, intellectual property, and proprietary information (including, but not limited, to those set forth in the Global Employee Handbook and your Confidential Information and Invention Assignment Agreement), and (iv) not engaging in any outside employment or engagement for an employer or company that competes with the Company. Further, before beginning outside employment or engagement prior to the Separation Date, you must obtain advance written approval for the outside employment or engagement from the Company.
2.2 CONSIDERATION FOR FURTHER RELEASE. Subject to the conditions above and herein, including that (1) you remain employed in good standing through the Separation Date, (2) your employment is not terminated for Cause as set forth in Section 3, and (3) you timely sign and not revoke the Further Release attached as Exhibit A following your Separation Date or an earlier date that you are released by the Company at its sole discretion, the Company will provide you with the following benefits (the “Severance Benefits”):
(a)Severance Pay. The Company will continue to pay you, as cash severance, your base salary in effect immediately prior to your transition into the Senior Advisor role for a period of nine (9) months following the Separation Date (the “Severance Period”), subject to standard payroll deductions and withholdings (“Severance Pay”). Your Severance Pay will be paid in accordance with the Company’s regular payroll practices over the Severance Period; provided that the first payment will be made on the first payroll date after the sixtieth (60th) day following the Separation Date in an amount equal to the aggregate amount of payments that the Company would have paid through such date had the payments commenced as of the Separation Date, and the balance of the payments will be made on the Company’s regularly scheduled payroll dates over the remainder of the Severance Period.

Taoufiq Boussaid
August 28, 2026

(b)Severance Benefit Payment. If you are eligible for and timely elect continued group health coverage under COBRA, the Company will pay you a monthly amount $2,291.40, which is approximately equal to the full cost of your monthly COBRA premium payments for yourself and your eligible dependents, plus a tax gross-up payment for applicable taxes (“Severance Benefit Payments”). Your Severance Benefit Payments will be paid until the earliest to occur of (i) the end of the Severance Period, (ii) the expiration of your eligibility for continuation coverage under COBRA, or (iii) the date when you become eligible for substantially equivalent group health coverage in connection with new employment or self-employment, subject to the following sentence. On the first payroll date on or after the sixtieth (60th) day following the Separation Date, the Company will make the first payment pursuant to this Section 2.2 equal to the aggregate amount of Severance Benefit Payments that the Company would have paid through such date had such payments (if any) commenced on the Separation Date, and the balance of the Severance Benefit Payments will be paid thereafter in monthly installments over the remainder of the Severance Period. The Severance Benefit Payments will be subject to standard payroll deductions and withholdings. In addition, as a condition to receiving the Severance Benefit Payments you agree and acknowledge that if you become eligible for substantially equivalent coverage under another employer’s group health plan or otherwise cease to be eligible for COBRA during the Severance Period, you will immediately notify the Company of such event, and all payments and obligations under this Section 2.2 will cease. You acknowledge and agree that the Severance Benefit Payments do not include amounts, if any, payable by you under a health care reimbursement plan, which amounts are your sole responsibility.
(c)Transfer of MCP Vehicle. During your employment with the Company, you participated in the Company’s Management Car Program (“MCP”). As consideration for this Agreement, the Company has agreed to offer to transfer to you the ownership of the MCP vehicle assigned to you during your employment, or a similar make and model in the Company’s sole discretion (“MCP Vehicle”). You agree to execute any documents necessary to effectuate the transfer of the MCP Vehicle. You and the Company acknowledge that the transfer of the MCP Vehicle to you may result in imputed income for tax purposes. To offset that resulting tax liability, the Company agrees to pay to you an additional cash payment in an amount sufficient to cover federal, state, and local taxes incurred as a result of the transfer. The cost of the MCP Vehicle including tax gross-up will not exceed $100,000.
(d)Annual Bonus. The Company will pay you, as additional cash severance, a prorated (January 1, 2026 through August 4, 2026) annual bonus for the 2026 calendar year in the amount of $156,390.39 (“Bonus Payment”). The Company will pay you the Bonus Payment, less standard payroll deductions and withholdings, on the first payroll date on or after the sixtieth (60th) day following the Separation Date. You understand and agree that you will not receive any additional annual bonus amount for the 2026 calendar year and that you will not receive a bonus for the 2027 calendar year.

Taoufiq Boussaid
August 28, 2026

(e)Relocation Expenses. The Company will reimburse you, up to a maximum aggregate amount of $275,000, subject to submission of appropriate documentation and the Company’s regular reimbursement practices, for (i) documented Repatriation Expenses (as defined below) you incur during the 12 months following the Separation Date and (ii) documented expenses you incur by seeking personal global tax preparation or planning services and personal immigration counsel from a professional advisor during the 24 months following the Separation Date. Any such reimbursements will be subject to applicable tax reporting, withholding, and other legal requirements. “Repatriation Expenses” shall mean airfare for up to four tickets on commercial aircraft from the United States to France for you and your immediate family, costs of moving household and personal goods for you and your immediate family from the United States to France, the cost of paid, temporary housing for you for up to three months following the Separation Date, and if not previously paid, tuition coverage for your two children through the end of the academic term in which such separation occurs.”
(f)Section 409A. The parties agree that the provisions of the Lucid Group, Inc. Executive Severance Benefit Plan and Summary Plan Description including Section 7(c) thereof, will be applicable to any and all deferred compensation, as referenced in Section 409A, under this Agreement.
3. NO IMPLIED EMPLOYMENT CONTRACT AND DEFINITION OF CAUSE. Nothing in this Agreement interferes with the right of the Company to discharge you for any reason at any time, with or without cause, which right is hereby expressly reserved. However, if the Company terminates your employment without Cause, you will become immediately eligible for the Severance Benefits; provided that you timely sign and do not revoke the Further Release and satisfy the other conditions herein. If, however, your employment with the Company terminates before the Separation Date, and your separation is deemed a “for Cause” termination, you will not be eligible for the Severance Benefits. As used in this Agreement, “Cause” means any of the following: (i) your willful failure to substantially perform your duties and responsibilities to the Company or willful violation of a Company policy; (ii) your commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) your conviction of a felony, any crime involving moral turpitude or a misdemeanor where imprisonment is imposed; (iv) your gross incompetence in performing your duties to the Company; (v) your material failure to comply with applicable laws or governmental regulations related to or in the course of your employment with or providing services to the Company; (vi) unauthorized use or disclosure by you of any proprietary information or trade secrets of the Company or any other party to whom you owe an obligation of nondisclosure as a result of your relationship with the Company; or (vii) your willful breach of any of your obligations under any written agreement or covenant with the Company, including, without limitation, this Agreement. The determination as to whether you are being terminated for Cause shall be made in good faith by the Company and shall be final and binding on you. The foregoing definition does not in any way limit the Company’s ability to terminate your employment or consulting relationship at any time for any reason.
4. NO OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement and/or the Further Release, you will not receive from the Company any additional compensation (e.g., salary, commissions, bonuses or equity), severance or benefits after the Separation Date, with the exception of any vested benefits you may have under the express terms of a written ERISA benefit plan (e.g., 401(k) account).

Taoufiq Boussaid
August 28, 2026

5. EMPLOYEE PROTECTIONS.
5.1 Notwithstanding anything to the contrary in this Agreement, nothing herein or in any other agreement between you and the Company of any of its affiliates limits your ability to voluntarily communicate with, provide information or documents to, testify before, comply with a subpoena from, or assist or otherwise participate in any manner with an investigation or proceeding conducted by, the Securities and Exchange Commission (the “SEC”), the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the California Civil Rights Department (the “CRD”), Department of Labor (“DOL”), or any other federal, state or local governmental agency or commission (“Government Agency”), legislative body or self-regulatory organization regarding possible legal violations, in each case, without notice or disclosure to the Company. The Company will not retaliate against you for engaging in any of these activities, and nothing in the Agreement or in any other agreement between you and the Company of any of its affiliates requires you to waive any whistleblower award or other whistleblower-related payment that you might become entitled to from the SEC or any other Government Agency or self-regulatory organization. Moreover, nothing in this Agreement or otherwise requires you to notify the Company that you are going to make a report or disclosure to law enforcement.
5.2 Further, nothing in this Agreement precludes you from filing a charge or claim with the SEC or a charge or claim of discrimination or unfair labor practice with the EEOC, NLRB or CRD, or a like charge or complaint with any other state or local fair employment or labor Government Agency. However, you may not receive a monetary award or any other form of personal relief from the Company or any other Released Party in connection with any charge or complaint that you have filed or is filed on your behalf with the EEOC, NLRB, CRD or any other similar state or local fair employment or labor Government Agency to the maximum extent permitted by law.
5.3 The Defend Trade Secrets Act Of 2016 provides immunity in certain circumstances to Company employees, contractors, and consultants for limited disclosures of Company trade secrets. Specifically, Company employees, contractors, and consultants may disclose trade secrets: (a) in confidence, either directly or indirectly, to a Federal, State, or local government official, or to an attorney, “solely for the purpose of reporting or investigating a suspected violation of law,” or (b) “in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Additionally, Company employees, contractors, and consultants who file retaliation lawsuits for reporting a suspected violation of law may also use and disclose related Trade Secrets in the following manner: (c) the individual may disclose the trade secret to their attorney, and (d) the individual may use the information in related court proceeding, as long as the individual files documents containing the trade secret under seal, and does not otherwise disclose the trade secret “except pursuant to court order.” You shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (1) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under 18 U.S.C. 1833.

Taoufiq Boussaid
August 28, 2026

5.4 Nothing in this Agreement waives your right to testify in an administrative, legislative, or judicial proceeding when you have been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. Further, nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
5.5 The protections set forth in this paragraph constitute and shall be referred to as the “Employee Protections.”
6. EXPENSE REIMBURSEMENTS. You agree that, within ten (10) business days following your Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its policies and regular business practice.
7. RETURN OF COMPANY PROPERTY. Within five (5) business days from the date of this Agreement, and to the extent you have not already done so, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days from the date of this Agreement, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the Severance Benefits provided hereunder. To the extent that the Company is made aware that you intentionally and/or materially failed to return any Company property after the payment of the Severance Benefits, following notice to you and a reasonable period to cure such failure, such failure to return shall be deemed a material breach of this Agreement and the Company shall have the right to demand and seek the return of the full value of the Severance Benefits.
8. CONFIDENTIAL INFORMATION OBLIGATIONS. You acknowledge access to and receipt of proprietary, confidential, and trade secret information regarding the Company and its affiliates while working (“Proprietary Information”). Proprietary Information means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Proprietary Information includes both information disclosed by the Company to you, and information developed or learned by you during the course of your employment with the Company. Proprietary Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Proprietary Information.

Taoufiq Boussaid
August 28, 2026

By example, and without limitation, Proprietary Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets, customer lists and customers (including, but not limited to, the identity of and contact information for customers or prospective customers of the Company on which you called or with which you may become acquainted during the term of your employment and their unique customer preferences and historical transaction data), proprietary software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances (such as sales and profits), and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property.
Proprietary Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Proprietary Information. An item of Proprietary Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject of efforts that are reasonable under the circumstances (or under federal law, using reasonable measures) to maintain its secrecy.
Notwithstanding the foregoing, Proprietary Information shall not include any such information which you can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to you; (ii) becomes publicly known or made generally available after disclosure by the Company to you through no wrongful action or omission by you; or (iii) is in your rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by your then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
Proprietary Information will not include terms and conditions of employment of Company employees except where it is information concerning other employees that has been entrusted to you as a supervisor or manager or otherwise entrusted to you as part of confidential job duties (such as human resource management, payroll, or benefits administration) (a “Confidential Role”). You understand that nothing in this Agreement limits employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

Taoufiq Boussaid
August 28, 2026

In addition to any confidentiality agreements you may have with the Company, you agree not to make Proprietary Information known to any member of the public. By signing this Agreement, you certify that you have (a) returned all Proprietary Information and all other Company property, such as office equipment, computers, cell phones, and security badges, as well as all copies or excerpts of any property, files or documents obtained as a result of employment with the Company, and (b) provided the Company with all log-in, password, account and similar information for any Company-related documents, programs, accounts, medical records, or other password-protected materials accessed or used by you in connection with work for the Company. You understand that the obligations in this section exclude and permit disclosure of information lawfully acquired by you about wages, hours or other terms and conditions of employment if used by you for purposes protected by section 7 of the NLRA (as described in the Protected Rights Section) and do not limit your right to make truthful statements or disclosures regarding unlawful employment practices or limit your access to or participate in a proceeding before the NLRB or any other government agency.
9. CONFIDENTIALITY. Subject to the Employee Protections, you acknowledge and agree that, except as modified below, nothing herein shall be construed to relieve you of your obligation to maintain and preserve the confidentiality of the Company’s business confidential, proprietary information, trade secrets and sensitive information. This excludes and permits disclosure of information lawfully acquired by you about wages, hours or other terms and conditions of employment if used by you for purposes protected by § 7 of the NLRA. You agree to keep the financial terms of this Agreement confidential. You may disclose such terms: (a) if required to do so by law; (b) if necessary to implement this Agreement or to enforce the Agreement or any of its terms; (c) to the extent required by the Internal Revenue Service or equivalent state or local agencies; (d) to your attorneys, accountants and/or tax advisors in order to obtain professional advice within the scope of their representation; (e) to members of your immediate family who live in the same household; and (f) to any Government Agency or self-regulatory organization. All such individuals (other than any Government Agency or self-regulatory organization) are also bound by this confidentiality pledge and shall be advised of their obligations by the person disclosing before any disclosures are made concerning this Agreement. Nothing in this Section 9 is intended to or will be used in any way to limit the Employee Protections or your rights to make truthful statements or disclosures regarding unlawful employment practices or limit your access to participate in a proceeding before the NLRB. Without limiting the scope of the release of claims in this Agreement, nothing in this paragraph prohibits you from disclosing any facts or claims covered under California Code of Civil Procedure §§ 1001 or 1002 or where otherwise prohibited by law. You represent, however, that (A) none of the monies paid pursuant to this Agreement are intended to compensate you for any damages or injuries resulting from sexual harassment or sexual abuse; and (B) you do not contend and are not aware of any facts to suggest that you have been subjected at any time to any acts of sexual harassment or sexual abuse by the Company.

Taoufiq Boussaid
August 28, 2026

10. NONDISPARAGEMENT. Subject to the Employee Protections defined below, you agree not to disparage the Company or the Company’s officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information to the extent required by legal process. In addition, nothing in this paragraph or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation, the National Labor Relations Act (NLRA), or under other applicable law or regulation. If contacted by a potential future employer regarding you, the Company will only provide dates of employment and positions held. You agree to refer all such requests for information solely to the Company’s HR department. Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the Severance Benefits provided hereunder. To the extent that the Company is made aware that you have breached this paragraph after you have been paid the Severance Benefits, such a breach will be deemed a material breach of this Agreement and the Company shall have the right to demand and seek the return of the full value of the Severance Benefits in addition to all other remedies available under applicable law.
11. NO VOLUNTARY ADVERSE ACTION. Subject to the Employee Protections, you agree that you will not voluntarily provide assistance, information, or advice, directly or indirectly (including through agents or attorneys), to any person who or entity that is not affiliated with a Government Agency, legislative body, law enforcement or a self-regulatory organization in connection with any proposed or pending litigation, arbitration, administrative claim, cause of action, or other formal proceeding of any kind brought against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees, or agents, nor shall you induce or encourage any such person or entity to bring any such claims; provided, however, that you must respond accurately and truthfully to any question, inquiry, or request for information to the extent required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation.
12. COOPERATION. Subject to the Employee Protections defined below. you agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs.
13. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

Taoufiq Boussaid
August 28, 2026

14. RELEASE OF CLAIMS.
14.1 General Release. In exchange for the consideration provided to you under this Agreement, to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent, and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).
14.2 Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under any and all laws, regulations, orders, or ordinances, including, but not limited to, the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the Family and Medical Leave Act, California Labor Code (including, but not limited to, the Private Attorneys General Act (“PAGA”)), the California Fair Employment and Housing Act, Cal. Gov’t Code §§ 12900, 12940, and 12949, the Ralph Civil Rights Act, California Civil Code, §51.7, and the Tom Bane Civil Rights Act, California Civil Code §52.1, each as amended and including their implementing regulations. You further agree that you will not initiate a PAGA lawsuit against the Company or any of the Released Parties related to your employment or any other action, event, or incident that occurred prior to the date you sign this Agreement.
14.3 Section 1542 Waiver. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.

Taoufiq Boussaid
August 28, 2026

15. EXCLUDED CLAIMS. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party (including but not limited to any Indemnification Agreement (which remains in full force and effect)), or under applicable law or the Company’s organizational documents (or any predecessor thereto); (ii) any rights which are not waivable as a matter of law; (iii) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; and (iv) any claims for breach of this Agreement. Subject to the Employee Protections, you hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims. In addition, nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before any federal, state or other government agency, except that you acknowledge and agree and hereby waive your right to any monetary benefits in connection with any such claim, charge or proceeding before the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), California Civil Rights Department (“CRD”), Department of Labor (“DOL”), Securities and Exchange Commission (“SEC”), or any analogous federal, state, or other government agency, to the extent allowed by applicable law. It is further understood that the releases contained in this Agreement are not intended to and do not waive, negate, alter or in any other way modify any (i) insurance coverage policy or policies that have been or may be applicable to you as an employee, officer, or director of the Company in accordance with the terms of any such policy or policies, including without limitation any officers’ and directors’ insurance liability policy or policies, (ii) any statutory indemnification rights or as otherwise set forth in the Company’s Second Amended and Restated Certificate of Incorporation (or any predecessor thereto).
16. COVENANT NOT TO SUE. A “covenant not to sue” is a legal term which means you promise not to file a lawsuit in court. It is different from the release of claims covered above in this Agreement. Besides waiving and releasing the claims set forth above, you further agree, subject to the Employee Protections, never to file a civil action or an arbitration demand against the Company or its affiliates in court or in any private arbitration forum for any Released Claims. If you sue Company or its affiliates in violation of this covenant, you shall be liable to Company for its reasonable attorneys’ fees and other costs incurred in defending against such an action. Notwithstanding this covenant not to sue, you may bring a claim against Company or its affiliates if the claim is excluded from the releases herein, or to challenge the Agreement’s validity under the ADEA.
17. ADEA AND OLDER WORKERS BENEFIT PROTECTION ACT WAIVER. You being forty (40) years of age or older, acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and that this waiver and release is knowing and voluntary. You and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date you sign this Further Release. You acknowledge that the consideration given for the waiver and this Agreement is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised in writing, as required by the ADEA, that:
17.1 You should, and are hereby affirmatively instructed to, consult with an attorney prior to signing this Agreement;
17.2 You have twenty-one (21) days in which to consider this Agreement (although you may choose voluntarily to sign it earlier);

Taoufiq Boussaid
August 28, 2026

17.3 You have seven (7) days following the date you sign this Agreement to revoke this Agreement;
17.4 This Agreement shall not become effective or enforceable until the revocation period has expired at 12:01 a.m. on the eighth (8th) day following your execution of this Agreement (“Effective Date”);
17.5 Nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose a condition precedent, penalties or costs for doing so; and
17.6 Should you choose to revoke this Agreement following your execution of same, you must do so by notifying the Company prior to the Effective Date of this Agreement. Any revocation within this period must: (1) clearly state that you are revoking this Agreement; (2) must be in writing and be signed by you; and (3) must be delivered to Russell Jones, Associate General Counsel, Labor & Employment at russelljones@lucidmotors.com. You understand and agree that you will not be entitled to the Severance Benefits if you revoke this Further Release.
18. ARBITRATION. You and the Company agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to arbitration in the county of your final place of employment, before Judicial Arbitration & Mediation Services ("JAMS"), pursuant to its Employment Arbitration Rules & Procedures ("JAMS Rules"). The arbitrator may grant injunctions and other relief in such disputes. The arbitrator shall administer and conduct any arbitration in accordance with the Federal Arbitration Act. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. The parties agree that the prevailing party in any arbitration shall be entitled to enforce the arbitration award in any court of competent jurisdiction. The Company shall pay all JAMS’ arbitration fees in excess of $450. Each party shall separately pay for its respective counsel fees and expenses; provided, however, that the arbitrator shall award attorneys' fees and costs to the prevailing party, except as prohibited by law. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.
19. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of this Agreement. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) your failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
20. ATTORNEYS’ FEES. In the event that either you or the Company brings an action to enforce or effect any rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

Taoufiq Boussaid
August 28, 2026

21. ACCORD AND SATISFACTION. You and the Company agree that this Agreement fully supersedes, nullifies and replaces any prior oral or written agreement regarding your entitlement to severance, including your Lucid Group, Inc. Executive Severance Benefit Plan Participation Agreement. The Parties further expressly agree that any rights afforded by your Lucid Group, Inc. Executive Severance Benefit Plan Participation Agreement are extinguished by this Agreement.
22. VOLUNTARY EXECUTION OF AGREEMENT. You are signing this Agreement voluntarily and without threat or inappropriate influence by Company, with the full intent of releasing all claims. You acknowledge that:
you have read the Agreement;
you have been represented by legal counsel of your choice or have voluntarily declined to hire an attorney to represent you;
you understand the terms and consequences of this Agreement and of the releases it contains;
you are fully aware of the legal and binding effect of this Agreement; and
if you work or reside in California, this Agreement is a negotiated severance agreement because it is voluntary, deliberate, and informed, provides consideration of value to you, and you have been given notice and an opportunity to retain an attorney or are represented by an attorney.
23. GENERAL. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic signatures shall be equivalent to original signatures.

Taoufiq Boussaid
August 28, 2026

LUCID USA, INC.

By:	/s/ Gale Halsey
Gale Halsey; Chief People Officer

September 4, 2026 7:54 AM PDT
Date

ACCEPTED AND AGREED:

/s/ Taoufiq Boussaid
Taoufiq Boussaid

September 2, 2026 10:08 PM PDT
Date

Taoufiq Boussaid
August 28, 2026

EXHIBIT A
FURTHER RELEASE OF CLAIMS
[TO BE EXECUTED AFTER THE DECEMBER 31, 2026 SEPARATION DATE OR AN EARLIER DATE, IF YOUR EMPLOYMENT IS TERMINATED BY THE COMPANY, IN ITS SOLE DISCRETION, WITHOUT CAUSE]
This Further Release of Claims (“Further Release”) is entered into between Taoufiq Boussaid (“you”) and Lucid USA, Inc. (hereinafter referred to as “Lucid” or the “Company”), as follows:
1. RELEASE OF CLAIMS.
1.1 General Release. In consideration for the compensation and benefits offered to you in Section 2.2 of the Separation Agreement and Release (the “Agreement”) between you and the Company, expressly including the Severance Pay and Severance Benefit Payments, you hereby generally and completely release the Company, and its affiliated, related, parent, and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Further Release (collectively, the “Released Claims”).
1.2 Scope of Release. The Released Claims include, but are not limited to:
(i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under any and all laws, regulations, orders, or ordinances, including, but not limited to, the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act (“OWBPA”)), the Family and Medical Leave Act, California Labor Code (including, but not limited to, the Private Attorneys General Act (“PAGA”)), the California Fair Employment and Housing Act, Cal. Gov’t Code §§ 12900, 12940, and 12949, the Ralph Civil Rights Act, California Civil Code, §51.7, and the Tom Bane Civil Rights Act, California Civil Code §52.1. You further agree that you will not initiate a PAGA lawsuit against the Company or any of the Released Parties related to your employment or any other action, event, or incident that occurred prior to the date you sign this Further Release.
1.3 Section 1542 Waiver. YOU UNDERSTAND THAT THIS FURTHER RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

Taoufiq Boussaid
August 28, 2026

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.
2. EXCLUDED CLAIMS. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party (including but not limited to any Indemnification Agreement (which remains in full force and effect)), or under applicable law or the Company’s organizational documents (or any predecessor thereto); (ii) any rights which are not waivable as a matter of law; (iii) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; and (iv) any claims for breach of this Agreement. Subject to the Employee Protections as defined in the Agreement, you hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims. In addition, nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before any federal, state or other government agency, except that you acknowledge and agree and hereby waive your right to any monetary benefits in connection with any such claim, charge or proceeding before the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), California Civil Rights Department (“CRD”), Department of Labor (“DOL”), Securities and Exchange Commission (“SEC”), or any analogous federal, state, or other government agency, to the extent allowed by applicable law. It is further understood that the releases contained in this Agreement are not intended to and do not waive, negate, alter or in any other way modify any (i) insurance coverage policy or policies that have been or may be applicable to you as an employee, officer, or director of the Company in accordance with the terms of any such policy or policies, including without limitation any officers’ and directors’ insurance liability policy or policies, (ii) any statutory indemnification rights or as otherwise set forth in the Company’s Second Amended and Restated Certificate of Incorporation (or any predecessor thereto).
3. NO OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in your Separation Agreement and/or this Further Release, you will not receive from the Company any additional compensation (e.g., salary, commissions, bonuses or equity), severance or benefits after the Separation Date, with the exception of any vested benefits you may have under the express terms of a written ERISA benefit plan (e.g., 401(k) account).
4. EXPENSE REIMBURSEMENTS. You agree that, within ten (10) business days following your Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

Taoufiq Boussaid
August 28, 2026

5. RETURN OF COMPANY PROPERTY. Within five (5) business days from the date of this Further Release, and to the extent you have not already done so, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days from the date of this Further Release, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the Severance Benefits provided hereunder. To the extent that the Company is made aware that you intentionally and/or materially failed to return any Company property after the payment of the Severance Benefits, following notice to you and a reasonable period to cure such failure, such failure to return shall be deemed a material breach of this Further Release and the Company shall have the right to demand and seek the return of the full value of the Severance Benefits.
6. CONFIDENTIAL INFORMATION OBLIGATIONS. You acknowledge access to and receipt of proprietary, confidential, and trade secret information regarding the Company and its affiliates while working (“Proprietary Information”). Proprietary Information means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Proprietary Information includes both information disclosed by the Company to you, and information developed or learned by you during the course of your employment with the Company. Proprietary Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Proprietary Information.
By example, and without limitation, Proprietary Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets, customer lists and customers (including, but not limited to, the identity of and contact information for customers or prospective customers of the Company on which you called or with which you may become acquainted during the term of your employment and their unique customer preferences and historical transaction data), proprietary software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances (such as sales and profits), and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property.

Taoufiq Boussaid
August 28, 2026

Proprietary Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Proprietary Information. An item of Proprietary Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject of efforts that are reasonable under the circumstances (or under federal law, using reasonable measures) to maintain its secrecy.
Notwithstanding the foregoing, Proprietary Information shall not include any such information which you can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to you; (ii) becomes publicly known or made generally available after disclosure by the Company to you through no wrongful action or omission by you; or (iii) is in your rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by your then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
Proprietary Information will not include terms and conditions of employment of Company employees except where it is information concerning other employees that has been entrusted to you as a supervisor or manager or otherwise entrusted to you as part of confidential job duties (such as human resource management, payroll, or benefits administration) (a “Confidential Role”). You understand that nothing in this Agreement limits employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.
In addition to any confidentiality agreements you may have with the Company, you agree not to make Proprietary Information known to any member of the public. By signing this Further Release, you certify that you have (a) returned all Proprietary Information and all other Company property, such as office equipment, computers, cell phones, and security badges, as well as all copies or excerpts of any property, files or documents obtained as a result of employment with the Company, and (b) provided the Company with all log-in, password, account and similar information for any Company-related documents, programs, accounts, medical records, or other password-protected materials accessed or used by you in connection with work for the Company. You understand that the obligations in this section exclude and permit disclosure of information lawfully acquired by you about wages, hours or other terms and conditions of employment if used by you for purposes protected by section 7 of the NLRA (as described in the Protected Rights Section) and do not limit your right to make truthful statements or disclosures regarding unlawful employment practices or limit your access to or participate in a proceeding before the NLRB or any other government agency.

Taoufiq Boussaid
August 28, 2026

7. CONFIDENTIALITY. Subject to Employee Protections, you acknowledge and agree that, except as modified below, nothing herein shall be construed to relieve you of your obligation to maintain and preserve the confidentiality of the Company’s business confidential, proprietary information, trade secrets and sensitive information. This excludes and permits disclosure of information lawfully acquired by you about wages, hours or other terms and conditions of employment if used by you for purposes protected by § 7 of the NLRA. You agree to keep the financial terms of this Further Release confidential. You may disclose such terms: (a) if required to do so by law; (b) if necessary to implement this Further Release or to enforce the Further Release or any of its terms; (c) to the extent required by the Internal Revenue Service or equivalent state or local agencies; (d) to your attorneys, accountants and/or tax advisors in order to obtain professional advice within the scope of their representation; (e) to members of your immediate family who live in the same household; and (f) to any Government Agency or self-regulatory organization. All such individuals (other than any Government Agency or self-regulatory organization) are also bound by this confidentiality pledge and shall be advised of their obligations by the person disclosing before any disclosures are made concerning this Further Release. Nothing in this Further Release is intended to or will be used in any way to limit your rights to make truthful statements or disclosures regarding unlawful employment practices or limit your access to participate in a proceeding before the NLRB. Without limiting the scope of the release of claims in this Further Release, nothing in this paragraph prohibits you from disclosing any facts or claims covered under California Code of Civil Procedure §§ 1001 or 1002 or where otherwise prohibited by law. You represent, however, that (A) none of the monies paid pursuant to this Further Release are intended to compensate you for any damages or injuries resulting from sexual harassment or sexual abuse; and (B) you do not contend and are not aware of any facts to suggest that you have been subjected at any time to any acts of sexual harassment or sexual abuse by the Company.
8. NONDISPARAGEMENT. Subject to the Employee Protections defined in the Agreement, you agree not to disparage the Company or the Company’s officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information to the extent required by legal process. In addition, nothing in this paragraph or this Further Release is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation, the National Labor Relations Act (NLRA), or under other applicable law or regulation. If contacted by a potential future employer regarding you, the Company will only provide dates of employment and positions held. You agree to refer all such requests for information solely to the Company’s HR department. Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the Severance Benefits provided hereunder. To the extent that the Company is made aware that you have breached this paragraph after you have been paid the Severance Benefits, such a breach will be deemed a material breach of this Further Release and the Company shall have the right to demand and seek the return of the full value of the Severance Benefits in addition to all other remedies available under applicable law.

Taoufiq Boussaid
August 28, 2026

9. NO VOLUNTARY ADVERSE ACTION. Subject to the Employee Protections defined in the Agreement, you agree that you will not voluntarily provide assistance, information, or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any proposed or pending litigation, arbitration, administrative claim, cause of action, or other formal proceeding of any kind brought against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees, or agents, nor shall you induce or encourage any person or entity to bring any such claims; provided, however, that you must respond accurately and truthfully to any question, inquiry, or request for information to the extent required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation.
10. COVENANT NOT TO SUE. A “covenant not to sue” is a legal term which means you promise not to file a lawsuit in court. It is different from the release of claims covered above in this Further Release. Besides waiving and releasing the claims set forth above, you further agree, subject to the Employee Protections, never to file a civil action or an arbitration demand against the Company or its affiliates in any court or in any private arbitration forum for any Released Claims. If you sue Company or its affiliates in violation of this covenant, you shall be liable to Company for its reasonable attorneys’ fees and other costs incurred in defending against such an action. Notwithstanding this covenant not to sue, you may bring a claim against Company or its affiliates if the claim is excluded from the releases herein, or to challenge the Agreement’s validity under the ADEA.
11. COOPERATION. Subject to the Employee Protections defined in the Agreement. you agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs.
12. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Further Release shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.
13. ADEA AND OLDER WORKERS BENEFIT PROTECTION ACT WAIVER. You, being forty (40) years of age or older, acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and that this waiver and release is knowing and voluntary. You and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date you sign this Further Release. You acknowledge that the consideration given for the waiver and this Further Release is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised in writing, as required by the ADEA, that:
13.1 You should, and are hereby affirmatively instructed to, consult with an attorney prior to signing this Further Release;

Taoufiq Boussaid
August 28, 2026

13.2 You have forty-five (45) days in which to consider this Further Release (although you may choose voluntarily to sign it earlier);
13.3 You have seven (7) days following the date you sign this Further Release to revoke this Further Release;
13.4 This Further Release shall not become effective or enforceable until the revocation period has expired at 12:01 a.m. on the eighth (8th) day following your execution of this Further Release (“Effective Date”);
13.5 Nothing in this Further Release prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose a condition precedent, penalties or costs for doing so; and
13.6 Should you choose to revoke this Further Release following your execution of same, you must do so by notifying the Company prior to the Effective Date of the Further Release. Any revocation within this period must: (1) clearly state that you are revoking this Further Release; (2) must be in writing and be signed by you; and (3) must be delivered to Russell Jones, Associate General Counsel, Labor & Employment at russelljones@lucidmotors.com. You understand and agree that you will not be entitled to the Severance Benefits if you revoke this Further Release.
14. ARBITRATION. You and the Company agree that any and all disputes arising out of the terms of this Further Release, their interpretation, and any of the matters herein released, shall be subject to arbitration in the county of your final place of employment, before Judicial Arbitration & Mediation Services ("JAMS"), pursuant to its Employment Arbitration Rules & Procedures ("JAMS Rules"). The arbitrator may grant injunctions and other relief in such disputes. The arbitrator shall administer and conduct any arbitration in accordance with the Federal Arbitration Act. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. The parties agree that the prevailing party in any arbitration shall be entitled to enforce the arbitration award in any court of competent jurisdiction. The Company shall pay all JAMS’ arbitration fees in excess of $450. Each party shall separately pay for its respective counsel fees and expenses; provided, however, that the arbitrator shall award attorneys' fees and costs to the prevailing party, except as prohibited by law. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.
15. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of this Further Release. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) your failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
16. ATTORNEYS’ FEES. In the event that either you or the Company brings an action to enforce or effect any rights under this Further Release, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

Taoufiq Boussaid
August 28, 2026

17. ACCORD AND SATISFACTION. You and the Company agree that this Further Release fully supersedes, nullifies and replaces any prior oral or written agreement regarding your entitlement to severance, including your Lucid Group, Inc. Executive Severance Benefit Plan Participation Agreement. The Parties further expressly agree that any rights afforded by your Lucid Group, Inc. Executive Severance Benefit Plan Participation Agreement are extinguished by this Further Release.
18. REPRESENTATIONS. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the California Family Rights Act and the federal Family and Medical Leave Act, any applicable law or Company policy, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.
19. VOLUNTARY EXECUTION OF AGREEMENT. You are signing this Further Release voluntarily and without threat or inappropriate influence by Company, with the full intent of releasing all claims. You acknowledge that:
you have read the Further Release;
you have been represented by legal counsel of your choice or have voluntarily declined to hire an attorney to represent you;
you understand the terms and consequences of this Further Release and of the releases it contains;
you are fully aware of the legal and binding effect of this Further Release; and
if you work or reside in California, this Further Release is a negotiated severance agreement because it is voluntary, deliberate, and informed, provides consideration of value to you, and you have been given notice and an opportunity to retain an attorney or are represented by an attorney.
20. GENERAL. This Further Release, including the Separation Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Further Release may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Further Release will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Further Release is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Further Release and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Further Release shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any waiver of a breach of this Further Release, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Further Release may be executed in counterparts which shall be deemed to be part of one original, and facsimile and electronic signatures shall be equivalent to original signatures.

Taoufiq Boussaid
August 28, 2026

Lucid USA, Inc.

By:
Gale Halsey; Chief People Officer

Accepted and Agreed:

Taoufiq Boussaid